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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aaron Rents, Inc. of our report dated March 15, 1999, included in the 1998 Annual Report to Shareholders of Aaron Rents, Inc.

     We also consent to the incorporation by reference in the Registration Statements of Aaron Rents, Inc. listed below of our report dated March 15, 1999, with respect to the consolidated financial statements of Aaron Rents, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.



- Registration Statement No. 33-62536 on Form S-8 pertaining to the 1990 Stock Option Plan.
- Registration Statement No. 33-9026 on Form S-8 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust
- Registration Statement No. 33-62538 on Form S-8 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust
- Registration No. 333-33363 on Form S-8 pertaining to the Aaron Rents, Inc. 1996 Stock Option Incentive Award Plan.






Ernst & Young LLP
Atlanta, Ga
March 26, 1999